UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2016

HEAVY EARTH RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-52979	75-3160134
(Commission File Number)	(IRS Employer ID Number)

2101 Cedar Springs Road Suite 1525 Dallas, TX 75201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 466-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 29, 2015, we dismissed Q Accountancy Corporation as our independent registered accounting firm effective on such date. The reports of Q Accountancy Corporation on our financial statements for years ending December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of an explanatory paragraph with respect to uncertainty as to the Registrant’s ability to continue as a going concern. Q Accountancy Corporation did not issue a report on the Company’s financial statements for the year ended December 31, 2014. The Registrant engaged RBSM LLP (“RBSM”) as its new independent registered accounting firm effective as of October 29, 2015. The decision to change accountants was recommended and approved by our Board.

During years 2013 and 2012, and the subsequent interim periods through October 29, 2015, there were no disagreements with Q Accountancy Corporation on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Q Accountancy Corporation, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The registrant engaged RBSM as our new independent accountant as of October 29, 2015. During years 2013 and 2012, and the subsequent interim periods through October 29, 2015, neither we nor anyone on our behalf engaged RBSM regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

The Registrant has made the contents of this Current Report available to Q Accountancy Corporation and requested it to furnish a letter to the Commission as to whether Q Accountancy Corporation agrees or disagrees with, or wishes to clarify our expression of our views. A copy of such letter is attached hereto as Exhibit 16.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEAVY EARTH RESOURCES, INC.

Date: 01/14/2016	/s/ Brian Ladin
Brian Ladin
President and Chief Executive Officer